EXHIBIT A


                                   Kim Taylor
                                 Attorney at Law






                                                         October 7, 1999




Board of Directors
Ameriresource Technologies, Inc.
9319 Santa Fe Drive
Overland Park, KS 66212

         RE: Form S-8 Registration Statement Opinion of Counsel

Gentlemen:

         I have acted as a special counsel for Ameriresource Technologies, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1993, as amended, ("the "Act") of a registration statement on Form S-8 (the "Registration Statement"). The Company is registering an additional 100,000,000 shares of the Company's Common Stock, par value $0.0001 (the "Shares"), pursuant to the Company's 1999 Stock Option Plan. In association with the Company's filing of the Registration Statement, you have requested my opinion regarding the validity of the issuance of the aforementioned Shares.

         The Company filed the 1999 Stock Option Plan on Form S-8 with the Commission on January 25, 1999, Commission file number C-20033. For the purposes of rendering this opinion, I have relied upon the contents of the Company's Form S-8 Registration Statement as filed with the Commission on January 25,1999, and the Company's Form S-8 Registration Statement of that date is hereby incorporated by reference. By duly executed resolution of the Board of Directors of the Company, the Company has modified the 1999 Stock Option Plan to allow the issuance of an additional 100,000,000 shares, as referenced herein.






    1003 S. 1400 E., Salt Lake City, UT 84105 - Phone/Fax: (801) 582-7811 -
                             Mobile: (801) 557-6320

         In addition, for the purpose of this opinion, I have examined the Company's articles of incorporation, other relevant corporate records, and the Registration Statement to be filed with the Commission. I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the document review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

         The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Delaware; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the amendment of the Company's 1999 Stock Option Plan to allow for an additional issuance of 100,000,000 shares under the Plan; the Company's Board of Directors has authorized the filing of a Form S-8 Registration Statement; and that the number of shares to be included in the Registration Statement are available for issuance based upon Corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of Common Stock in the Company.

         This opinion is based upon and subject to the qualifications and limitations specified below:

         (A) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company.

         (B) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

         (C) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradability of any Shares issued pursuant to the Plan.

         (D) I am admitted to practice law in the State of Utah. I am not admitted to practice law in the State of Delaware or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Delaware court or any other court would apply Delaware law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

            (E) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.


                                                                  Sincerely,

                                                                       /s/

                                                                  Kim Taylor